3
          SCHEDULE 14A - INFORMATION REQUIRED IN PROXY STATEMENT
            (Last amended in Rel. No. 34-34832, eff. 11/23/94.)
                         SCHEDULE 14A INFORMATION
        Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]
Check the appropriate box:
[  ] Preliminary Proxy Statement
[X ]  Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to  240.14a-11(c) or  240.14A-12
                          Cedar Income Fund, Ltd.
             (Name of Registrant as Specified in its Charter)
                          Cedar Income Fund, Ltd.
                (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
6(j)(2)
[  ]   $500 per each party to the controversy pursuant to Exchange Act Rule
14a-6(i)(3).
[  ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.
  1)   Title of each class of securities to which transaction applies:
________________________________________________________________________

  2)   Aggregate number of securities to which transaction applies:
________________________________________________________________________

  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
________________________________________________________________________

  4)   Proposed maximum aggregate value of transaction:
________________________________________________________________________

  Set forth the amount on which the filing fee is calculated and state how it was determined.
[  ]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
  1)   Amount Previously Paid:
________________________________________________________________________

  2)   Form, Schedule or Registration Statement No.:
________________________________________________________________________

  3)   Filing Party:
________________________________________________________________________

  4)   Date Filed:
________________________________________________________________________
(Added by Exch Act Rel No. 31905, eff 4/26/93.)








                 NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                     To Be Held Thursday, May 4, 1995



To the Shareholders:

     The Annual Meeting of the Shareholders of Cedar Income Fund, Ltd. (the "Company") will be held at the AEGON Financial Center, 4333 Edgewood Road N.E., Cedar Rapids, Iowa on Thursday, May 4, 1995 at 11:30 a.m. (local time) for the following purposes:

     1. To elect five (5) Directors to serve until the next Annual Meeting of Shareholders or until their successors shall have been duly elected and qualified.

     2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on March 17, 1995 are entitled to notice of and to vote at the meeting or at any adjournment thereof. The Board of Directors of the Company extends a cordial invitation to all Shareholders to be present at and participate in the Annual Meeting. Whether or not you plan to attend the meeting, please specify your vote on the enclosed proxy card and sign, date and return it as promptly as possible. No postage is required if the proxy card is mailed from within the continental United States.


FOR THE BOARD OF DIRECTORS




Maureen DeWald

Vice President and Secretary


Cedar Rapids, Iowa
March 27, 1995







                              PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Cedar Income Fund, Ltd., an Iowa corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held at the AEGON Financial Center, 4333 Edgewood Road N.E., Cedar Rapids, Iowa on Thursday, May 4, 1995 at 11:30 a.m. (local time) and at any adjournment thereof. This Proxy Statement and related form of proxy are being sent to Shareholders of the Company on or about March 31, 1995.

                   SHARES OUTSTANDING AND VOTING RIGHTS

     On March 17, 1995, the record date for determination of Shareholders entitled to notice of and to vote at the Annual Meeting, the Company had outstanding 2,245,411 shares of common stock (the "Shares"), which is the only voting security of the Company. Holders of the Shares are entitled to one (1) vote on a non-cumulative basis for each Share held on the record date for the election of Directors and for any other matter brought before the meeting or any adjournment thereof. There are no appraisal or similar rights of dissenters applicable to any matter to be voted upon at the meeting.

     All Shares represented by valid proxies received by the Company on the enclosed form of proxy will be voted at the meeting or any adjournment thereof in accordance with the instructions contained in such proxies. In the absence of contrary instructions, Shares represented by proxies will be voted FOR the election of the nominees for Directors listed herein. A majority (more than 50%) of the Shares voted at the meeting, represented in person or by proxy, is necessary to elect each nominee for Director and to approve such other business as may properly come before the meeting. Shares voted to withhold authority or to abstain will be counted as such and included in the total number of Shares represented at the meeting. Shares not voted and broker non-votes will not be included in the tabulation. Any proxy may be revoked at any time before it is voted by giving written notice of revocation to the Secretary of the Company, by submitting another executed proxy to the Secretary of the Company bearing a later date or by attending the meeting and voting in person.

                          PRINCIPAL SHAREHOLDERS

     The following table sets forth information with respect to each person and group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known by the Company to be the beneficial owner of more than five percent (5%) of the outstanding Shares of the Company as of March 1, 1995. Each such owner has sole voting and investment powers with respect to the Shares owned by it.

      Name and Address        Amount and Nature            Percent
    of Beneficial Owner         of Beneficial             of Class
                                  Ownership

  Board of Trustees of
  Policemen and Firemen
    Retirement System of           150,000                  6.68%
  the City of Detroit
  510 City County Building
  Detroit, Michigan 58226

  AEGON USA, Inc.                  584,567                 26.03%
  4333 Edgewood Road N.E.
  Cedar Rapids, Iowa 52499

AEGON USA, Inc. is an indirect, wholly-owned subsidiary of AEGON N.V., a holding company organized under the laws of The Netherlands which is controlled by Vereniging AEGON, an organized association under the laws of The Netherlands. AEGON USA, Inc. has sole voting and investment powers with respect to the above Shares.
                           ELECTION OF DIRECTORS

     Five (5) Directors are to be elected at the Annual Meeting of Shareholders to be held May 4, 1995. Unless otherwise indicated, the Shares represented by the enclosed proxy will be voted FOR the election of the following five (5) persons, all of whom are presently Directors of the
Company:

Patrick E. Falconio           Edwin L. Ingraham           James C. Kafes
Edwin B. Lancaster           Alex A. Meyer

     Each person elected to serve as a Director shall serve until the next Annual Meeting of Shareholders or until a successor shall have been elected and qualified. If any nominee is unable or unwilling to accept nomination or election for any reason, the enclosed proxy will be voted for such other persons as may be determined by the holders of such proxy. The Board of Directors does not anticipate that any nominee will be unwilling or unable to serve if elected.

Information About the Nominees

     Certain information about the nominees for Director appears below. (See "Certain Agreements and Business Relationships" for a description of the Company's relationship with AEGON USA Realty Advisors, Inc. and other subsidiaries of AEGON USA, Inc.)

PATRICK E. FALCONIO, age 53, has served as Chairman of the Board and a Director of the Company since 1988. He is Executive Vice President and Chief Investment Officer of AEGON USA, Inc. (insurance and financial services), Cedar Rapids, Iowa, where he has been employed since 1987. Mr. Falconio is Chairman of the Board of AEGON USA Realty Advisors, Inc. and a Director of various other subsidiaries of AEGON USA, Inc. He is also Chairman of the Board of Trustees of USP Real Estate Investment Trust (real estate investment company) and a Director of Firstar Bank Cedar Rapids, N.A. (commerical bank).

EDWIN L. INGRAHAM, age 68 has served as a Director of the Company from inception to 1988, and again since 1991. He retired in 1988 as Executive Vice President, Treasurer and Chief Investment Officer of AEGON USA, Inc., where he had been employed since 1982. He is a Director of USP Real Estate Investment Trust (real estate investment company). Mr. Ingraham is a member of the Audit Committee.

JAMES C. KAFES, age 59, has served as a Director of the Company since 1989. He was a Director of Cedar Income Fund 2, Ltd. (real estate investment company) from its inception in 1986 to 1989, when it was merged with and into the Company. He is a Managing Director of Landauer Associates, Inc. (real estate counseling), New York, New York where he has been employed since 1986. (AEGON USA Realty Advisors, Inc. owns a controlling interest in Landauer Associates, Inc.) Mr. Kafes is a member of the Audit Committee.

EDWIN B. LANCASTER, age 78, has served as a Director of the Company since its inception. He has been self-employed as a consultant since retirement in 1981 as Executive Vice President of Metropolitan Life Insurance Company, New York, New York. From 1985 to 1988 he was also employed as Chief Executive Officer for the Accident Fund of Michigan (workers compensation insurance), Lansing, Michigan. Mr. Lancaster is Chairman of the Audit Committee.

ALEX A. MEYER, age 64, has served as a Director of the Company since its inception. He retired in 1992 as Senior Vice President of Amana Refrigeration, Inc., Amana, Iowa, a subsidiary of Raytheon Company (manufacturing), where he had been employed in various executive and marketing positions since 1956. He is a Director of the Toro Company (equipment manufacturing). Mr. Meyer is a member of the Audit Committee. Information About Other Executive Officers

    Certain information about the executive officers of the Company who are not also nominees appears below. The term of office of each executive officer will expire at the Annual Meeting of the Board of Directors which will follow the Annual Meeting of Shareholders. (See "Certain Agreements and Business Relationships" for a description of the Company's relationship with AEGON USA Realty Advisors, Inc. and other subsidiaries of AEGON USA, Inc.)

DAVID L. BLANKENSHIP, age 44, has served as President of the Company since its inception. He has been employed by AEGON USA, Inc. since 1977 in various administrative and management positions related to real estate investment activities and is President of AEGON USA Realty Advisors, Inc.

MAUREEN DEWALD, age 44, has served as Vice President and Secretary of the Company since its inception. She has been employed by AEGON USA, Inc. since 1983 as an attorney for real estate investment activities and is Senior Vice President, Secretary and General Counsel of AEGON USA Realty Advisors, Inc.

JEFFRY DIXON, age 41, has served as Director of Investor Relations and Assistant Secretary of the Company since January, 1994. He has been employed by AEGON USA, Inc. since 1984 in real estate acquisition and mortgage lending positions and is a Senior Mortgage Loan Officer of AEGON USA Realty Advisors, Inc.

ALAN F. FLETCHER, age 45, has served as Vice President and Treasurer of the Company since its inception and as Assistant Secretary since 1987. He has been employed by AEGON USA, Inc. since 1981 in various financial and administrative positions primarily related to investment activities and is Senior Vice President and Chief Financial Officer of AEGON USA Realty Advisors, Inc.

EDWARD J. KITTLESON, age 37, has served as Controller and Assistant Secretary of the Company since January, 1993. He has been employed by AEGON USA, Inc. since 1991, first as a real estate investment officer, and since November, 1992, as Manager - Financial Reporting. He is Treasurer of AEGON USA Realty Advisors, Inc. From 1981 to 1991, Mr. Kittleson was employed as Controller for Bjornsen Investment Corporation, a real estate development company in Cedar Rapids, Iowa.
Ownership of Shares by Directors, Nominees and Officers

     The following table sets forth the number of Shares of the Company beneficially owned as of March 1, 1995 by each Director, nominee, and officer  and  by  all  Directors, nominees and  officers  as  a  group  (10 persons).

       Name of             Amount and Nature              Percent
   Beneficial Owner     of Beneficial Ownership          of Class

Patrick E. Falconio(1)                   584,567          26.03%
Edwin L. Ingraham(2)                         300             *
James C. Kafes(3)                          1,000             *
Edwin B. Lancaster(4)                      1,500             *
Alex A. Meyer(5)                             300             *
David L.                                     816             *
Blankenship(6)
Maureen DeWald(7)                          1,851             *
Jeffry Dixon                                   0             *
Alan F. Fletcher(8)                          500             *
Edward J. Kittleson                            0             *
Directors, nominees
and officers
   as a group                            590,834          26.31%

(1) Mr. Falconio may be deemed to be the beneficial owner of 584,567 Shares owned beneficially by AEGON USA, Inc. by reason of his position
  as   Chief   Investment  Officer  of  AEGON  USA,  Inc.  (see  "Principal
  Shareholders" and "Information About the Nominees"), but he disclaims beneficial ownership of such Shares.
(2) Mr. Ingraham is the direct owner of 300 Shares held jointly with his wife and shares voting and investment powers with respect to such Shares.
(3) Mr. Kafes is the direct owner of 1,000 Shares for which he has sole voting and investment powers.
(4) Mr. Lancaster is the direct owner of 1,500 Shares held jointly with his wife and shares voting and investment powers with respect to such Shares.
(5) Mr. Meyer is the direct owner of 300 Shares for which he has sole voting and investment powers.
(6) Mr. Blankenship may be deemed to be the beneficial owner of 816 Shares held in an individual retirement account owned by his wife for which she has sole voting and investment powers through the custodian.
(7) Ms. DeWald is the direct owner of 1,851 Shares for which she has sole voting and investment powers.
(8) Mr. Fletcher is the direct owner of 200 Shares for which he has sole voting and investment powers and is the beneficial owner of 300 Shares held in an individual retirement account for which he has sole voting and investment powers through the custodian.
 *Such holdings represent less than one percent of the outstanding Shares.

The Board of Directors and Committees of the Board

     The powers of the Company are exercised by, or under authority of, and its business and affairs are managed under the direction of, the Board of Directors. A majority of the Board of Directors and any committee thereof must be Independent Directors who are not affiliated, directly or indirectly, with an advisor to the Company and do not perform services for the Company except as a Director. The Independent Directors are required by the Articles of Incorporation to review investment policies, supervise the performance of AEGON USA Realty Advisors, Inc., as advisor, determine that compensation to AEGON USA Realty Advisors, Inc. is reasonable, and determine that total fees and expenses of the Company are reasonable, among other responsibilities.

      In carrying out its responsibilities, the Board of Directors established an Audit Committee, the members of which are Messrs. Ingraham, Kafes, Lancaster and Meyer. The principal functions of the Audit Committee include recommending to the Board of Directors the selection of the independent auditors; consulting with the independent auditors with respect to matters of interest to the Committee; approving the type, scope and costs of services to be performed by the independent auditors; and reviewing the work of those persons responsible for the Company's day-to-day compliance with accounting principles, financial disclosure, income tax laws, internal controls and recordkeeping requirements. The Board of Directors does not have standing nominating or compensation committees. Special committees of the Board may be appointed from time to time to consider and address specific matters of interest to the Board. During 1994 the Board of Directors held four (4) meetings and the Audit Committee held two (2) meetings. Each Director attended at least 75% of the combined number of meetings of the Board of Directors and of the committees on which he served.

Compensation of Directors and Executive Officers

     The officers and Directors of the Company who are also affiliated with AEGON USA Realty Advisors, Inc. (see "Information About the Nominees" and "Information About Other Executive Officers") receive no remuneration for their services to the Company other than reimbursement of travel and other expenses incurred in connection with their duties. During 1994, with the exception of Messrs. Falconio and Kafes, each Director received an annual fee of $5,000 plus $750 for each Board meeting attended. There is an additional fee of $500 for any special activity (property inspection, committee meeting, etc.) unless such activity coincides with a meeting of the Board of Directors. Total fees paid to all Directors as a group were $24,000 for 1994. (See "Certain Agreements and Business Relationships" for information regarding compensation to AEGON USA Realty Advisors, Inc.)

                              OTHER BUSINESS

     The Board of Directors of the Company is not aware of any other business which will come before the meeting. If any other business should come before the meeting, the persons named in the enclosed proxy will vote on it according to their best judgment.

               CERTAIN AGREEMENTS AND BUSINESS RELATIONSHIPS

      The Company has no employees and has contracted with various subsidiaries of AEGON USA, Inc., an indirect, majority-owned subsidiary of AEGON N.V., to provide the Company with administrative, advisory, acquisition, divestiture, property management, leasing and shareholder services. A description of the relationships between AEGON USA, Inc. and its various subsidiaries and of such subsidiaries' agreements with the Company follows. The description of the agreements is qualified in its entirety by reference to the terms and provisions of such agreements. (See "Principal Shareholders" for a description of the relationship between AEGON USA, Inc. and AEGON N.V.)

Administrative and Advisory Services

     AEGON USA Realty Advisors, Inc. ("AEGON Advisors"), a wholly-owned subsidiary of AEGON USA, Inc., provides administrative, advisory, acquisition and divestiture services to the Company pursuant to an Administrative and Advisory Agreement (the "Advisory Agreement"). The term of the Advisory Agreement is for one (1) year and is automatically renewed annually for an additional year subject to the right of either party to cancel the Advisory Agreement upon 60 days written notice.

     Under the Advisory Agreement, AEGON Advisors is obligated to: (a) provide office space and equipment, personnel and general office services necessary to conduct the day-to-day operations of the Company; (b) select and conduct relations with accountants, attorneys, brokers, banks and other lenders, and such other parties as may be considered necessary in connection with the Company's business and investment activities, including, but not limited to, obtaining services required in the acquisition, management and disposition of investments, collection and disbursement of funds, payment of debts and fulfillment of obligations of the Company, and prosecuting, handling and settling any claims of the Company; (c) provide property acquisition and disposition services, research, economic and statistical data, and investment and financial advice to the Company; and (d) maintain appropriate legal, financial, tax, accounting and general business records of activities of the Company and render appropriate periodic reports to the directors and shareholders of the Company and to regulatory agencies, including the Internal Revenue Service, Securities and Exchange Commission, and similar state agencies.

     AEGON Advisors receives fees for its administrative and advisory services as follows: (a) a monthly base fee of 1/12 of 3/4 of 1% of the estimated  current  value of real estate plus 1/12 of  1/4  of  1%  of  the estimated current value of all assets of the Company other than real estate, and a subordinated incentive fee equal to 15% of the gain on property sold (as defined). No subordinated incentive fee is payable until cumulative cash distributions have been paid to shareholders representing the total proceeds raised by the Company in its initial public offering (less certain amounts) plus an annual 10% cumulative return on such amount. The incentive fee is further limited to 15% of the remaining gain from the sale of the Company's assets after payment to shareholders of the original issue price plus an annual 6% cumulative return on the original issue price. Notwithstanding the foregoing, the combined base and incentive fees for any year cannot exceed the amount permitted by the limitation on operating expenses as provided in the Company's Articles of Incorporation, which limitation is the greater of 2% of the Company's average invested assets or 25% of its net income for such year. In addition, AEGON Advisors receives acquisition fees equal to 5% of the gross purchase price of property acquired and disposition fees equal to 3% of the gross sales price of property sold, subject to certain limitations. The Company paid AEGON Advisors $98,797 in administrative fees for 1994. No incentive, acquisition or disposition fees were paid in 1994.

Management Services

     AEGON USA Realty Management, Inc. ("AEGON Management"), a wholly-owned subsidiary of AEGON Advisors, provides property management and leasing services to the Company pursuant to a Management Agreement. The term of the Management Agreement is for one (1) year and is automatically renewed annually for an additional year subject to the right of either party to cancel the Management Agreement upon 60 days written notice. Under the Management Agreement, AEGON Management is obligated to provide property management services, which include leasing and collection of rent, maintenance of books and records, establishment of bank accounts and payment of expenses, maintenance and operation of property, reporting and accounting to the Company regarding property operations, and maintenance of insurance. All of the duties of AEGON Management are to be fulfilled at the Company's expense; provided, however, the Company is not required to reimburse AEGON Management for personnel expenses other than for on-site personnel at the properties managed. AEGON Management receives fees for its property management services as follows: a monthly management fee equal to 5% of the gross income from properties managed and leasing fees of up to 6% of the rent to be paid during the term of the lease procured. The Company paid AEGON Management $115,812 in management fees and $40,150 in leasing fees for 1994.

Shareholder Services

    AEGON Advisors provides shareholder services to the Company pursuant to a Shareholder Services Agreement (the "Agreement"). Under the Agreement, AEGON Advisors is obligated to provide dividend disbursement, stock certificate preparation, recordkeeping and other shareholder services for which AEGON Advisors receives the following fees: a quarterly fee of $.375 per shareholder account based on the total number of active and inactive accounts, a quarterly fee of $.50 per shareholder account based on the number of active accounts, a fee of $1.00 per shareholder account for each dividend processed and such other compensation as from time to time agreed upon by the Company and AEGON Advisors. The Company paid AEGON Advisors $10,892 in shareholder service fees for 1994. AEGON Advisors has subcontracted for stock transfer and dividend disbursement services with Boston Financial Data Services, a subsidiary of State Street Bank and Trust Company.

     AEGON Advisors also administers the Company's common stock repurchase program and earns $.0625 per share for each share repurchased. Under the program, the Company is authorized by the Board of Directors to repurchase from time to time up to 200,000 shares. To date, 83,117 shares have been repurchased. No shares were repurchased in 1994.

Other

     On September 20, 1993, the Company purchased from Life Investors Insurance Company of America, a wholly-owned subsidiary of AEGON USA, Inc., a $600,000 participation in a promissory note secured by a mortgage on real estate. The note matures in 2000 and the participation yields 8.25% to the Company. The Company received $7,410 in principal and $49,028 in interest from the mortgage participation in 1994.
                     SELECTION OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP as independent auditors to provide auditing services to the Company for the year 1995. This firm has provided auditing services to the Company since the Company's inception. A representative of Ernst & Young LLP is expected to be present at the meeting and will have the opportunity to make a statement and will be available to respond to appropriate shareholder questions.

                           SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the 1996 annual meeting must be received by the Company for inclusion in the Company's proxy statement and form of proxy no later than November 30, 1995. A shareholder who meets certain minimum investment and holding period requirements with respect to Shares beneficially owned may submit one (1) proposal for inclusion in the Company's proxy statement. Such shareholder will be allowed an aggregate of 500 words for both the proposal and a statement supporting it. A proposal may be presented at the meeting either by the proponent or by a representative of the proponent. In the event the proponent or a representative fails, without good cause, to present the proposal for action at the meeting, the Company will not be required to include any proposal submitted by such proponent for inclusion in the Company's proxy materials for any meeting held during the next two (2) years.

                   COST AND METHOD OF PROXY SOLICITATION

     The cost of preparing, assembling and mailing the proxy materials and of soliciting proxies by the Board of Directors will be borne by the Company. In addition to the use of mails, proxies may be solicited on behalf of the Board of Directors by personal interview, telephone and telegram by certain Directors or officers of the Company or employees of AEGON USA Realty Advisors, Inc. who will not be separately compensated for such services. The Company does not presently intend to employ specially engaged persons or other paid solicitors in the solicitation of proxies, but has retained Boston Financial Data Services, a subsidiary of State Street Bank and Trust Company, for proxy tabulation. The Company has made arrangements with brokerage houses and nominees to send proxy materials to their principals and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in doing so.



FOR THE BOARD OF DIRECTORS




Maureen DeWald

Vice President and Secretary

Cedar Rapids, Iowa
March 27, 1995
                                   PROXY
                          CEDAR INCOME FUND, LTD.

               Solicited on Behalf of the Board of Directors


The undersigned hereby appoints Maureen DeWald and Edward J. Kittleson, or either of them, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Shareholders of CEDAR INCOME FUND, LTD. to be held at the AEGON Financial Center, 4333 Edgewood Road N.E., Cedar Rapids, Iowa, on Thursday, May 4, 1995 and at any adjournment thereof, with all power which the undersigned would possess if personally present, and vote all shares which the undersigned may be entitled to vote, as designated hereon. This proxy, when properly executed, will be voted in the manner directed thereon by the undersigned. If no direction is made, this proxy will be voted "For" the election of all the nominees listed hereon.

 PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED
                                 ENVELOPE.

Please sign this proxy exactly as your name appears on the books of the Fund, Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS  YOUR  ADDRESS CHANGED?                DO  YOU  HAVE  ANY COMMENTS?

___________________________________     ____________________________________
____________________________________    ____________________________________
____________________________________    ____________________________________

 PLEASE MARK VOTE
 AS IN THIS EXAMPLE


                                            With-         For All
                        For                 hold           Except

       CEDAR INCOME                    Election of Directors
        FUND, LTD.


Patrick E. Falconio    Edwin L. Ingraham
James  C.Kafes      Edwin B. Lancaster     Alex A. Meyer

Ifyou do not wish your shares voted "FOR" a particular nominee, mark the "For All Except" box and strike a line through the nominee(s) name. Your shares will be voted for the remaining nominee(s).

RECORD DATE SHARES:

In their discretion, the proxies are authorized to vote on other such business as may properly come before the meeting.


Please  be  sure  to  sign  and  date  this  Proxy.         Date:
Mark box at right if comments or address change have been noted on the reverse side of this card.

Shareholder sign here
Co-owner sign here


DETACH CARD

                          CEDAR INCOME FUND, LTD.


        Dear Shareholder:

Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Fund that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Shareholders, May 4, 1995.

Thank you in advance for your prompt consideration of these matters.

Sincerely,


Cedar Income Fund, Ltd.